MODIFICATION No. 1
to
EMPLOYMENT AGREEMENT ENTERED FEBRUARY 6, 2018

This Modification No. 1, dated as of July 29, 2020, and effective as of August 1, 2020, is made by and among Amneal Pharmaceuticals, Inc. (the “Company”) and Andrew Boyer (the “Executive” and, collectively with the Company, the “Parties”).

WHEREAS, the Company and the Executive executed that certain Employment Agreement dated February 6, 2018, a complete copy of which is attached as Exhibit A (hereinafter referred to as the “Agreement”); and
WHEREAS, the Company and the Executive have agreed, pursuant to the terms of Section 8.5 of the Agreement, to modify the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration contained herein, the Parties agree as follows.
1.Section 1.1 of the Agreement is hereby modified to read as follows:
“1.1 Term of Employment. Subject to Section 8.2 below, the Executive's term of employment under this Agreement commenced on the Effective Date of the Employment Agreement and shall continue until June 30, 2023 (the "Term"), unless further extended or earlier terminated as provided in the Agreement. The Agreement will automatically be renewed for single one-year periods unless written notice of non-renewal (a "Non-Renewal Notice") is provided by any party at least 90 days prior to the end of the Term or the successive one-year period then in effect or unless earlier terminated as provided in the Agreement. Neither non-renewal of the Agreement for additional periods after the third anniversary of the Effective Date, nor expiration of the Agreement as a result of such non-renewal, shall, by itself, result in termination of the Executive's employment.
2.Section 1.2.1 of the Agreement is hereby modified to read as follows:
“1.2.1 Subject to the terms set forth herein, as of the Effective Date of Modification No. 1, the Executive shall serve as the Executive Vice President, Chief Commercial Officer - Generics of the Company and shall perform such duties as are customarily associated with such position and such other reasonable duties consistent with such position as may from time to time be assigned to Executive by the Company. During the Term, the Executive shall report to the Co-Chief Executive Officer and President of the Company.”
3.    Section 2.1 of the Agreement is hereby modified to read as follows:
“2.1 Base Salary. Starting August 1, 2020, the Executive shall be entitled to receive a base salary at the annual rate of $600,000, subject to applicable withholding

(the "Base Salary"). The Base Salary shall be subject to increase but not decrease in the sole discretion of the Board, provided however, that any increase in Base Salary shall become the Base Salary under the Agreement and shall not be decreased from such increased amount. The Base Salary shall be paid in accordance with the payroll practices of the Company, but not less than monthly.”
4.    Section 2.3 of the Agreement is hereby modified to add new subsection 2.3.5,     which shall read as follows:
“2.3.5 In consideration of the Executive's agreement to and execution of Modification No. 1 to Employment Agreement Entered February 6, 2018, on August 1, 2020, or as promptly as practicable thereafter, the Company shall grant to the Executive an award of restricted stock units (the "Modification RSUs") having a grant date fair value equal to $300,000. The Modification RSUs will vest as follows: (i) 1/3 of the total number of Modification RSUs shall vest on June 30, 2021; (ii) 1/3 of the total number of Modification RSUs shall vest on June 30, 2022; 1/3 of the total number of Modification RSUs shall vest on June 30, 2023, all such vesting subject to the Executive's continuous services to the Company through the applicable vesting date. The Modification RSUs shall otherwise be subject to the terms of the plan pursuant to which they are granted and an award agreement to be entered into between the Executive and the Company and Section 4.4.2(iii) or 4.4.3(iv) (as applicable) below.”
Except as specifically provided for in this Modification No. 1, no other modifications, amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between the Agreement and this Modification No. 1, the terms of this Modification No. 1shall control. This Modification No. 1may be executed in counterparts. This Modification No. 1shall be construed and enforced in accordance with the laws of the State of New Jersey.
IN WITNESS WHEREOF, the undersigned have executed this Modification No. 1 as of the date first above written.

Amneal Pharmaceuticals, Inc.
By: /s/ Chirag Patel
Name: Chirag Patel
Title: Co-Chief Executive Officer

/s/ Andrew Boyer
ANDREW BOYER